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                                                                     EXHIBIT 3.2

                         CERTIFICATE OF CORRECTION TO
                        CERTIFICATE OF INCORPORATION OF
                            TOP TIER SOFTWARE, INC.


     Shai Agassi hereby certifies that:

     1. He is the President and Chief Executive Officer of Top Tier Software, Inc., a Delaware corporation (the "Company").

     2. On October 1, 1999, the Corporation filed an Amended and Restated Certificate of Incorporation with the office of Secretary of State of the State of Delaware.

     3.   Article Four, which currently reads:

          "Classes of Stock. This corporation is authorized to issue two classes
           ----------------
          of stock to be designated, respectively, `Common Stock' and `Preferred
                                                    ------------       ---------
          Stock.' The total number of shares which the corporation is authorized
          -----
          to issue is 59,200,000 shares, of which 33,125,000 shares shall be Common Stock and 26,075,000 shares shall be Preferred Stock, each with a par value of $0.001. The Preferred Stock shall consist of four series. The first series shall be designated `Series A Preferred
                                                        ------------------
          Stock' and shall consist of 688,081 shares. The second series shall be
          -----
          designated `Series B Preferred Stock' and shall consist of 5,971,245
                      ------------------------
          shares. The third series shall be designated `Series C Preferred
                                                        ------------------
          Stock' and shall consist of 9,345,000 shares. The fourth series shall
          -----
          be designated `Series D Preferred Stock' and shall consist of
                         ------------------------
          8,100,000 shares."

     is corrected to read in full as follows:


          "Classes of Stock. This corporation is authorized to issue two classes
           ----------------
          of stock to be designated, respectively, `Common Stock' and `Preferred
                                                    ------------       ---------
          Stock.' The total number of shares which the corporation is authorized
          -----
          to issue is 59,200,000 shares, of which 33,125,000 shares shall be Common Stock and 26,075,000 shares shall be Preferred Stock, each with a par value of $0.001. The Preferred Stock shall consist of four series. The first series shall be designated `Series A Preferred
                                                        ------------------
          Stock' and shall consist of 763,744 shares. The second series shall be
          -----
          designated `Series B Preferred Stock' and shall consist of 9,105,430
                      ------------------------
          shares. The third series shall be designated `Series C Preferred
                                                        ------------------
          Stock' and shall consist of 10,500,000 shares. The fourth series shall
          -----
          be designated `Series D Preferred Stock' and shall consist of
                         ------------------------
          3,100,000 shares."

     4. This certificate does not alter the wording of any resolution or written consent which was in fact adopted by the Board of Directors or the stockholders of this corporation.
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     I further declare under penalty of perjury under the laws of the State of
Delaware that the matters set forth in this certificate are true and correct of my knowledge.


Date:  March 29, 2000

                                    /s/ Shai Agassi
                                    ---------------------------------------
                                    Shai Agassi
                                    President and Chief Executive Officer